Exhibit 4.2

CIVITAS THERAPEUTICS, INC.

THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

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6.6.	Amendments and Waivers	23
6.7.	Severability	23
6.8.	Aggregation of Stock	23
6.9.	Entire Agreement	24
6.10.	Delays or Omissions	24
6.11.	Acknowledgment	24

Schedule A	-	Schedule of Investors
Exhibit A	-	Form of Nondisclosure and Proprietary Information Agreement

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THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT

THIS THIRD AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT is made as of the 22nd day of August, 2014, by and among Civitas Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the investors listed on Schedule A hereto, each of which is referred to in this Agreement as an “Investor”.

RECITALS

WHEREAS certain Investors and the Company are parties to that certain Second Amended and Restated Investors’ Rights Agreement dated as of September 3, 2013 between the Company and such Investors (the “Prior Agreement”); and

WHEREAS, the Investors are holders of at least sixty-eight percent (68%) of the Registrable Securities of the Company (as defined in the Prior Agreement), and desire to amend and restate the Prior Agreement in its entirety and to accept the rights created pursuant to this Agreement in lieu of the rights granted to them under the Prior Agreement; and

WHEREAS, concurrently with the execution of this Agreement, the Company and the Investors are entering into a Series C Preferred Stock Purchase Agreement providing for the sale of Series C Preferred Stock.

NOW, THEREFORE, the Company and Investors hereby agree that the Prior Agreement shall be amended and restated in its entirety by this Agreement, and the parties to this Agreement further agree as follows:

1. Definitions. For purposes of this Agreement:

1.1. “Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any general partner, managing member, officer or director of such Person or any venture capital or other investment fund now or hereafter existing that is controlled by one or more general partners or managing members of, or shares the same management company with, such Person, or any Person who shares a common investment advisor with such Person.

1.2. “Common Stock” means shares of the Company’s common stock, par value $0.001 per share.

1.3. “Damages” means any loss, damage, claim or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other federal or state law, insofar as such loss, damage, claim or liability (or any action in respect thereof) arises out of or is based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (b) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation

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by the indemnifying party (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.4. “Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for (in each case, directly or indirectly), Common Stock, including options and warrants.

1.5. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.6. “Excluded Registration” means (a) a registration relating to the sale of securities to employees of the Company or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (b) a registration relating to an SEC Rule 145 transaction; (c) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (d) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

1.7. “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.8. “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.9. “GAAP” means generally accepted accounting principles in the United States.

1.10. “Holder” means any holder of Registrable Securities who is a party to this Agreement.

1.11. “Immediate Family Member” means a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, of a natural person referred to herein.

1.12. “Initiating Holders” means, collectively, Holders who properly initiate a registration request under this Agreement.

1.13. “IPO” means the Company’s first underwritten public offering of its Common Stock under the Securities Act.

1.14. “Major Investor” means any Investor that, individually or together with such Investor’s Affiliates, holds at least 2,000,000 shares of Registrable Securities (as adjusted

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for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof); provided, that Alkermes, Inc. shall be deemed a Major Investor for so long as Alkermes, Inc., individually or together with its Affiliates, holds at least 1,500,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend, combination, or other recapitalization or reclassification effected after the date hereof).

1.15. “New Securities” means, collectively, equity securities of the Company, whether or not currently authorized, as well as rights, options, or warrants to purchase such equity securities, or securities of any type whatsoever that are, or may become, convertible or exchangeable into or exercisable for such equity securities.

1.16. “Person” means any individual, corporation, partnership, trust, limited liability company, association or other entity.

1.17. “Preferred Director” means any director of the Company that the holders of record of the Preferred Stock are entitled to elect pursuant to the Company’s Certificate of Incorporation and pursuant to Section 1.2(a), 1.2(b), 1.2(f), 1.2(h) or 1.2(i) of the Fourth Amended and Restated Voting Agreement of even date herewith between the Company and the other parties thereto (the “Voting Agreement”). For clarity, the director nominated by Alkermes, Inc. (or by the other holders of Preferred Stock if Alkermes, Inc. no longer has a director representative) pursuant to Section 1.2(c) of the Voting Agreement shall not be deemed a “Preferred Director” for any purposes hereunder.

1.18. “Preferred Stock” means shares of the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

1.19. “Registrable Securities” means (a) the Common Stock issuable or issued upon conversion of the Preferred Stock; (b) any Common Stock, or any Common Stock issued or issuable (directly or indirectly) upon conversion and/or exercise of any other securities of the Company, acquired by the Investors after the date hereof; and (c) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in clauses (a) and (b) above; excluding in all cases, however, any Registrable Securities sold by a Person in a transaction in which the applicable rights under this Agreement are not assigned pursuant to Subsection 6.1, and excluding for purposes of Section 2 any shares for which registration rights have terminated pursuant to Subsection 2.13 of this Agreement.

1.20. “Registrable Securities then outstanding” means the number of shares determined by adding the number of shares of outstanding Common Stock that are Registrable Securities and the number of shares of Common Stock issuable (directly or indirectly) pursuant to then exercisable and/or convertible securities that are Registrable Securities.

1.21. “Restricted Securities” means the securities of the Company required to bear the legend set forth in Subsection 2.12(b) hereof.

1.22. “Right of First Refusal Agreement” means the Third Amended and Restated Right of First Refusal and Co-Sale Agreement of even date herewith between the Company and the parties thereto.

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1.23. “SEC” means the Securities and Exchange Commission.

1.24. “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.25. “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.26. “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.27. “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any Holder, except for the fees and disbursements of the Selling Holder Counsel borne and paid by the Company as provided in Subsection 2.6.

1.28. “Series A Preferred Stock” means shares of the Company’s Series A Preferred Stock, par value $0.001 per share.

1.29. “Series B Preferred Stock” means shares of the Company’s Series B Preferred Stock, par value $0.001 per share.

1.30. “Series C Preferred Stock” means shares of the Company’s Series C Preferred Stock, par value $0.001 per share.

2. Registration Rights. The Company covenants and agrees as follows:

2.1. Demand Registration.

(a) Form S-1 Demand. If at any time after the earlier of (i) five (5) years after the date of this Agreement or (ii) one hundred eighty (180) days after the effective date of the registration statement for the IPO, the Company receives a request from Holders of at least a majority of the Registrable Securities then outstanding that the Company file a Form S-1 registration statement with respect to at least forty percent (40%) of the Registrable Securities then outstanding (or a lesser percent if the anticipated aggregate offering price, net of Selling Expenses, would exceed $10 million), then the Company shall (i) within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within sixty (60) days after the date such request is given by the Initiating Holders, file a Form S-1 registration statement under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

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(b) Form S-3 Demand. If at any time when it is eligible to use a Form S-3 registration statement, the Company receives a request from Holders of at least twenty percent (20%) of the Registrable Securities then outstanding that the Company file a Form S-3 registration statement with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of Selling Expenses, of at least $5 million, then the Company shall (i) within ten (10) days after the date such request is given, give a Demand Notice to all Holders other than the Initiating Holders; and (ii) as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Initiating Holders, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities requested to be included in such registration by any other Holders, as specified by notice given by each such Holder to the Company within twenty (20) days of the date the Demand Notice is given, and in each case, subject to the limitations of Subsection 2.1(c) and Subsection 2.3.

(c) Notwithstanding the foregoing obligations, if the Company furnishes to Holders requesting a registration pursuant to this Subsection 2.1 a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s Board of Directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) materially interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly, for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period.

(d) The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(a): (i) during the period that is sixty (60) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is one hundred eighty (180) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; (ii) after the Company has effected three registrations pursuant to Subsection 2.1(a); or (iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Subsection 2.1(b). The Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to Subsection 2.1(b) (i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration, provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective; or (ii) if the Company has effected three registrations pursuant to Subsection 2.1(b) within the twelve (12) month period immediately preceding the date of such request. A registration shall not be counted as “effected” for purposes of this Subsection 2.1(d) until such time as the applicable

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registration statement has been declared effective by the SEC, unless the Initiating Holders withdraw their request for such registration, elect not to pay the registration expenses therefor, and forfeit their right to one demand registration statement pursuant to Subsection 2.6, in which case such withdrawn registration statement shall be counted as “effected” for purposes of this Subsection 2.1(d).

2.2. Company Registration. If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Holders) any of its securities under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give each Holder notice of such registration. Upon the request of each Holder given within twenty (20) days after such notice is given by the Company, the Company shall, subject to the provisions of Subsection 2.3, cause to be registered all of the Registrable Securities that each such Holder has requested to be included in such registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Subsection 2.2 before the effective date of such registration, whether or not any Holder has elected to include Registrable Securities in such registration. The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Subsection 2.6.

2.3. Underwriting Requirements.

(a) If, pursuant to Subsection 2.1, the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to Subsection 2.1, and the Company shall include such information in the Demand Notice. The underwriter(s) will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include such Holder’s Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Subsection 2.4(e)) enter into an underwriting agreement in customary form with the underwriter(s) selected for such underwriting. Notwithstanding any other provision of this Subsection 2.3, if the managing underwriter(s) advise(s) the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that otherwise would be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting, if any, shall be allocated among such Holders of Registrable Securities, including the Initiating Holders, in proportion (as nearly as practicable) to the number of Registrable Securities owned by each Holder or in such other proportion as shall mutually be agreed to by all such selling Holders; provided, however, that the number of Registrable Securities held by the Holders to be included in such underwriting shall not be reduced unless all other securities (except securities being offered by the Company) are first entirely excluded from the underwriting. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

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(b) In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Subsection 2.2, the Company shall not be required to include any of the Holders’ Registrable Securities in such underwriting unless the Holders accept the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company. If the total number of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the number of securities to be sold (other than by the Company) that the underwriters in their reasonable discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering. If the underwriters determine that less than all of the Registrable Securities requested to be registered can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated among the selling Holders in proportion (as nearly as practicable to) the number of Registrable Securities owned by each selling Holder or in such other proportions as shall mutually be agreed to by all such selling Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares. Notwithstanding the foregoing, in no event shall (i) the number of Registrable Securities included in the offering be reduced unless all other securities (other than securities to be sold by the Company) are first entirely excluded from the offering, or (ii) the number of Registrable Securities included in the offering be reduced below twenty percent (20%) of the total number of securities included in such offering, unless such offering is the IPO, in which case the selling Holders may be excluded further if the underwriters make the determination described above and no other stockholder’s securities are included in such offering. For purposes of the provision in this Subsection 2.3(b) concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family Members of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(c) For purposes of Subsection 2.1, a registration shall not be counted as “effected” if, as a result of an exercise of the underwriter’s cutback provisions in Subsection 2.3(a), fewer than fifty percent (50%) of the total number of Registrable Securities that Holders have requested to be included in such registration statement are actually included.

2.4. Obligations of the Company. Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of at least a

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majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of Common Stock (or other securities) of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to one hundred eighty (180) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Holders may reasonably request in order to facilitate their disposition of their Registrable Securities;

(d) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g) provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h) promptly make available for inspection by the selling Holders, any managing underwriter(s) participating in any disposition pursuant to such registration statement, and any attorney or accountant or other agent retained by any such underwriter or selected by the selling Holders, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such seller, underwriter,

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attorney, accountant, or agent, in each case, as necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(i) notify each selling Holder, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j) after such registration statement becomes effective, notify each selling Holder of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.5. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

2.6. Expenses of Registration. All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; fees and disbursements of counsel for the Company; and the reasonable fees and disbursements, not to exceed $25,000, of one counsel for the selling Holders (“Selling Holder Counsel”), shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Subsection 2.1 if the registration request is subsequently withdrawn at the request of the Holders of at least a majority of the Registrable Securities to be registered (in which case all selling Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were to be included in the withdrawn registration), unless the Holders of at least a majority of the Registrable Securities agree to forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b), as the case may be; provided further that if, at the time of such withdrawal, the Holders shall have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness after learning of such information then the Holders shall not be required to pay any of such expenses and shall not forfeit their right to one registration pursuant to Subsection 2.1(a) or Subsection 2.1(b). All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Holders pro rata on the basis of the number of Registrable Securities registered on their behalf.

2.7. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

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2.8. Indemnification. If any Registrable Securities are included in a registration statement under this Section 2:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each selling Holder, and the partners, members, officers, directors, and stockholders of each such Holder; legal counsel, accountants and investment advisers for each such Holder; any underwriter (as defined in the Securities Act) for each such Holder; and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to each such Holder, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of any such Holder, underwriter, controlling Person, or other aforementioned Person expressly for use in connection with such registration.

(b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), any other Holder selling securities in such registration statement, and any controlling Person of any such underwriter or other Holder, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of such selling Holder expressly for use in connection with such registration; and each such selling Holder will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Subsection 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; and provided further that in no event shall the aggregate amounts payable by any Holder by way of indemnity or contribution under Subsections 2.8(b) and 2.8(d) exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of fraud or willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Subsection 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Subsection 2.8, give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which

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notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Subsection 2.8, to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Subsection 2.8.

(d) To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Subsection 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Subsection 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Subsection 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) no Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by such Holder pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall a Holder’s liability pursuant to this Subsection 2.8(d), when combined with the amounts paid or payable by such Holder pursuant to Subsection 2.8(b), exceed the proceeds from the offering received by such Holder (net of any Selling Expenses paid by such Holder), except in the case of willful misconduct or fraud by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

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(f) Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering, the obligations of the Company and Holders under this Subsection 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2, and otherwise shall survive the termination of this Agreement.

2.9. Reports Under Exchange Act. With a view to making available to the Holders the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a) make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the registration statement filed by the Company for the IPO;

(b) use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after the Company has become subject to such reporting requirements); and

(c) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the registration statement filed by the Company for the IPO), the Securities Act, and the Exchange Act (at any time after the Company has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after the Company so qualifies); and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration (at any time after the Company has become subject to the reporting requirements under the Exchange Act) or pursuant to Form S-3 (at any time after the Company so qualifies to use such form).

2.10. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least a majority of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that (i) would provide to such holder the right to include securities in any registration on other than either a pro rata basis with respect to the Registrable Securities or on a subordinate basis after all Holders have had the opportunity to include in the registration and offering all shares of Registrable Securities that they wish to so include or (ii) allow such holder or prospective holder to initiate a demand for registration of any securities held by such holder or prospective holder.

2.11. “Market Stand-off” Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company of

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shares of its Common Stock for its IPO under the Securities Act on a registration statement on Form S-1, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days or such other period as may be required to accommodate applicable regulatory restrictions on (1) the publication or other distribution of research reports and (2) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired) or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise. The foregoing provisions of this Subsection 2.11 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers and directors are subject to the same restrictions and the Company uses commercially reasonable efforts to obtain a similar agreement from all stockholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock). The underwriters in connection with such registration are intended third-party beneficiaries of this Subsection 2.11 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Subsection 2.11 or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all Holders subject to such agreements, based on the number of shares subject to such agreements.

2.12. Restrictions on Transfer.

(a) The Preferred Stock and the Registrable Securities shall not be sold, pledged, or otherwise transferred, and the Company shall not recognize and shall issue stop-transfer instructions to its transfer agent with respect to any such sale, pledge, or transfer, except (i) in compliance with the Right of First Refusal Agreement, if still in effect, and (ii) upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. A transferring Holder will cause any proposed purchaser, pledgee, or transferee of the Preferred Stock and the Registrable Securities held by such Holder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement. Notwithstanding the foregoing, the Company shall not require any transferee of shares pursuant to an effective registration statement or SEC Rule 144 to be bound by the terms of this Agreement if the transferred shares do not remain Registrable Securities hereunder following such transfer.

(b) Each certificate or instrument representing (i) the Preferred Stock, (ii) the Registrable Securities, and (iii) any other securities issued in respect of the securities

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referenced in clauses (i) and (ii), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall (unless otherwise permitted by the provisions of Subsection 2.12(c)) be stamped or otherwise imprinted with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Company making a notation in its records and giving instructions to any transfer agent of the Restricted Securities in order to implement the restrictions on transfer set forth in this Subsection 2.12.

(c) The holder of each certificate representing Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 2. Before any proposed sale, pledge, or transfer of any Restricted Securities and subject to the Right of First Refusal Agreement, if still in effect, unless there is in effect a registration statement under the Securities Act covering the proposed transaction or, following the IPO, the transfer is being made pursuant to SEC Rule 144, the Holder thereof shall give notice to the Company of such Holder’s intention to effect such sale, pledge, or transfer. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Company, shall be accompanied at such Holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Company, addressed to the Company, to the effect that the proposed transaction may be effected without registration under the Securities Act; (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto; or (iii) any other evidence reasonably satisfactory to counsel to the Company to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the Holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the Holder to the Company. The Company will not require such a legal opinion or “no action” letter (x) in any transaction in compliance with SEC Rule 144 or (y) in any transaction in which such Holder distributes Restricted Securities to an Affiliate of such Holder for no consideration; provided that, with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Subsection 2.12. Each certificate or instrument evidencing the Restricted

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Securities transferred as above provided shall bear, except if such transfer is made pursuant to SEC Rule 144 or pursuant to an effective registration statement, the appropriate restrictive legend set forth in Subsection 2.12(b), except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for such Holder and the Company, such legend is not required in order to establish compliance with any provisions of the Securities Act.

2.13. Termination of Registration Rights. The right of any Holder to request registration or inclusion of Registrable Securities in any registration pursuant to Subsection 2.1 or Subsection 2.2 shall terminate upon the earliest to occur of:

(a) the closing of a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation;

(b) following the IPO, such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such Holder’s shares without limitation during a three-month period without registration and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1); and

(c) the third anniversary of the IPO.

3. Information and Observer Rights.

3.1. Delivery of Financial Statements. The Company shall deliver to each Major Investor, provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, provided, however that such period may be extended to one hundred eighty (180) days if approved by the Board of Directors (including a majority of the Preferred Directors), (i) a balance sheet as of the end of such year, (ii) statements of income and of cash flows for such year, and a comparison between (x) the actual amounts as of and for such fiscal year and (y) the comparable amounts for the prior year and as included in the Budget (as defined in Subsection 3.1(e)) for such year, with an explanation of any material differences between such amounts and a schedule as to the sources and applications of funds for such year, and (iii) a statement of stockholders’ equity as of the end of such year, all such financial statements audited and certified by independent public accountants of nationally or regionally recognized standing selected by the Company;

(b) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, unaudited statements of income and of cash flows for such fiscal quarter, and an unaudited balance sheet and a statement of stockholders’ equity as of the end of such fiscal quarter, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

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(c) as soon as practicable, but in any event within thirty (30) days of the end of each month, an unaudited income statement and statement of cash flows for such month, and an unaudited balance sheet and statement of stockholders’ equity as of the end of such month, all prepared in accordance with GAAP (except that such financial statements may (i) be subject to normal year-end audit adjustments and (ii) not contain all notes thereto that may be required in accordance with GAAP);

(d) as soon as practicable, but in any event within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, a statement showing the number of shares of each class and series of capital stock and securities convertible into or exercisable for shares of capital stock outstanding at the end of the period, the Common Stock issuable upon conversion or exercise of any outstanding securities convertible or exercisable for Common Stock and the exchange ratio or exercise price applicable thereto, and the number of shares of issued stock options and stock options not yet issued but reserved for issuance, if any, all in sufficient detail as to permit the Major Investors to calculate their respective percentage equity ownership in the Company, and certified by the chief financial officer or chief executive officer of the Company as being true, complete, and correct;

(e) as soon as practicable, but in any event thirty (30) days before the end of each fiscal year, a budget and business plan for the next fiscal year (collectively, the “Budget”), which may be subject to approval by the Board of Directors and shall be prepared on a monthly basis, including balance sheets, income statements, and statements of cash flow for such months and, promptly after prepared, any other budgets or revised budgets prepared by the Company; and

(f) with respect to the financial statements called for in Subsection 3.1(a), Subsection 3.1(b) and Subsection 3.1(c), an instrument executed by the chief financial officer and chief executive officer of the Company certifying that such financial statements were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (except as otherwise set forth in Subsection 3.1(b) and Subsection 3.1(c)) and fairly present the financial condition of the Company and its results of operation for the periods specified therein.

If, for any period, the Company has any subsidiary whose accounts are consolidated with those of the Company, then in respect of such period the financial statements delivered pursuant to the foregoing sections shall be the consolidated and consolidating financial statements of the Company and all such consolidated subsidiaries.

Notwithstanding anything else in this Subsection 3.1 to the contrary, the Company may cease providing the information set forth in this Subsection 3.1 during the period starting with the date thirty (30) days before the Company’s good-faith estimate of the date of filing of a registration statement if it reasonably concludes it must do so to comply with the SEC rules applicable to such registration statement and related offering; provided that the Company’s covenants under this Subsection 3.1 shall be reinstated at such time as the Company is no longer actively employing its commercially reasonable efforts to cause such registration statement to become effective.

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3.2. Inspection. The Company shall permit each Major Investor (provided that the Board of Directors has not reasonably determined that such Major Investor is a competitor of the Company), at such Major Investor’s expense, to visit and inspect the Company’s properties; examine its books of account and records; and discuss the Company’s affairs, finances, and accounts with its officers, during normal business hours of the Company as may be reasonably requested by the Major Investor; provided, however, that the Company shall not be obligated pursuant to this Subsection 3.2 to provide access to any information that it reasonably and in good faith considers to be a trade secret or confidential information (unless covered by an enforceable confidentiality agreement, in form acceptable to the Company) or the disclosure of which would adversely affect the attorney-client privilege between the Company and its counsel.

3.3. Observer Rights.

(a) As long as Bay City Capital Fund V, L.P. owns not less than twenty-five percent 25% of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of Bay City Capital Fund V, L.P. to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

(b) As long as RA Capital Healthcare Fund, LP owns not less than twenty-five percent 25% of the shares of the Series C Preferred Stock it is purchasing under the Purchase Agreement (or an equivalent amount of Common Stock issued upon conversion thereof), the Company shall invite a representative of RA Capital Healthcare Fund, LP to attend all meetings of its Board of Directors in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents, and other materials that it provides to its directors; provided, however, that such representative shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so provided; and provided further, that the Company reserves the right to withhold any information and to exclude such representative from any meeting or portion thereof if access to such information or attendance at such meeting could adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest, or if such Investor or its representative is a competitor of the Company.

3.4. Management Meetings. Wellington Management Company, LLP (“Wellington”), on behalf of Investors for which Wellington acts as investment advisor, shall be entitled to consult with and advise management of the Company on significant business issues, including management’s proposed annual operating plans, and the Company shall make its members of senior management available to meet with Wellington at least once per quarter at the Company’s facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

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3.5. Termination of Information Rights. The covenants set forth in Subsection 3.1, Subsection 3.2, Subsection 3.3 and Subsection 3.4 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

3.6. Confidentiality. Each Investor agrees that such Investor will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Subsection 3.6 by such Investor), (b) is or has been independently developed or conceived by the Investor without use of the Company’s confidential information, or (c) is or has been made known or disclosed to the Investor by a third party without a breach of any obligation of confidentiality such third party may have to the Company; provided, however, that an Investor may disclose confidential information (i) to its attorneys, accountants, consultants, investment advisers and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Registrable Securities from such Investor, if such prospective purchaser agrees to be bound by the provisions of this Subsection 3.6; (iii) to any Affiliate, partner, member, stockholder, or wholly owned subsidiary of such Investor to the extent necessary to monitor its investment in the Company, provided that such Investor informs such Person that such information is confidential and directs such Person to maintain the confidentiality of such information and to observe the restriction on use; or (iv) as may otherwise be required by law, provided that the Investor promptly notifies the Company of such disclosure and takes reasonable steps to minimize the extent of any such required disclosure.

4. Rights to Future Stock Issuances.

4.1. Right of First Offer. Subject to the terms and conditions of this Subsection 4.1 and applicable securities laws, if the Company proposes to offer or sell any New Securities, the Company shall first offer such New Securities to each Major Investor. A Major Investor shall be entitled to apportion the right of first offer hereby granted to it among itself and its Affiliates in such proportions as it deems appropriate.

(a) The Company shall give notice (the “Offer Notice”) to each Major Investor, stating (i) its bona fide intention to offer such New Securities, (ii) the number of such New Securities to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such New Securities.

(b) By notification to the Company within twenty (20) days after the Offer Notice is given, each Major Investor may elect to purchase or otherwise acquire, at the price and on the terms specified in the Offer Notice, up to that portion of such New Securities which equals the proportion that the Common Stock issued and held, or issuable (directly or

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indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by such Major Investor bears to the total Common Stock of the Company then outstanding (assuming full conversion and/or exercise, as applicable, of all Preferred Stock and other Derivative Securities). At the expiration of such twenty (20) day period, the Company shall promptly notify each Major Investor that elects to purchase or acquire all the shares available to it (each, a “Fully Exercising Investor”) of any other Major Investor’s failure to do likewise. During the ten (10) day period commencing after the Company has given such notice, each Fully Exercising Investor may, by giving notice to the Company, elect to purchase or acquire, in addition to the number of shares specified above, up to that portion of the New Securities for which Major Investors were entitled to subscribe but that were not subscribed for by the Major Investors which is equal to the proportion that the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of Preferred Stock and any other Derivative Securities then held, by such Fully Exercising Investor bears to the Common Stock issued and held, or issuable (directly or indirectly) upon conversion and/or exercise, as applicable, of the Preferred Stock and any other Derivative Securities then held, by all Fully Exercising Investors who wish to purchase such unsubscribed shares. The closing of any sale pursuant to this Subsection 4.1(b) shall occur within the later of ninety (90) days of the date that the Offer Notice is given and the date of initial sale of New Securities pursuant to Subsection 4.1(c).

(c) If all New Securities referred to in the Offer Notice are not elected to be purchased or acquired as provided in Subsection 4.1(b), the Company may, during the ninety (90) day period following the expiration of the periods provided in Subsection 4.1(b), offer and sell the remaining unsubscribed portion of such New Securities to any Person or Persons at a price not less than, and upon terms no more favorable to the offeree than, those specified in the Offer Notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Major Investors in accordance with this Subsection 4.1.

(d) The right of first offer in this Subsection 4.1 shall not be applicable to (i) Exempted Securities (as defined in the Company’s Certificate of Incorporation); and (ii) shares of Common Stock issued in the IPO.

4.2. Termination. The covenants set forth in Subsection 4.1 shall terminate and be of no further force or effect (a) immediately before the consummation of the IPO, (b) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (c) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

5. Additional Covenants.

5.1. Insurance. The Company shall use its commercially reasonable efforts to obtain, within thirty (30) days of the date hereof, from financially sound and reputable insurers Directors and Officers liability insurance in a coverage amount of at least $3,000,000 and on

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terms and conditions satisfactory to the Board of Directors (including a majority of the Preferred Directors), and will use commercially reasonable efforts to cause such insurance policies to be maintained until such time as the Board of Directors (including a majority of the Preferred Directors) determines that such insurance should be discontinued.

5.2. Employee Agreements. The Company will cause each person now or hereafter employed by it or by any subsidiary (or engaged by the Company or any subsidiary as a consultant/independent contractor) with access to confidential information and/or trade secrets to enter into a nondisclosure and proprietary rights assignment agreement substantially in the form attached hereto as Exhibit A (which, for clarity, need not include non-competition and non-solicitation covenants, with regard to persons engaged as a consultant/independent contractor). In addition, the Company shall not amend, modify, terminate, waive, or otherwise alter, in whole or in part, any of the above-referenced agreements or any restricted stock agreement between the Company and any employee, without the consent of the Board of Directors (including a majority of the Preferred Directors).

5.3. Employee Stock. Unless otherwise approved by the Board of Directors (including a majority of the Preferred Directors), all future employees and consultants of the Company who purchase, receive options to purchase, or receive awards of shares of the Company’s capital stock after the date hereof shall be required to execute restricted stock or option agreements, as applicable, providing for (i) with respect to any initial purchase or initial award of shares or options to purchase shares of the Company’s capital stock made in connection with the commencement of such an employee’s or consultant’s employment or engagement with the Company, as applicable, after the date hereof, vesting of shares over a four (4) year period, with the first twenty-five percent (25%) of such shares vesting following twelve (12) months of continued employment or service, and the remaining shares vesting in equal monthly installments over the following thirty-six (36) months, (ii) with respect to purchases or awards of shares or options to purchase shares of the Company’s capital stock following such initial purchase or initial award, vesting of shares over a four (4) year period, with shares vesting in equal monthly installments over forty-eight (48) months, and (iii) a market stand-off provision substantially similar to that in Subsection 2.11. In addition, unless otherwise approved by the Board of Directors (including a majority of the Preferred Directors), the Company shall retain a “right of first refusal” on employee transfers of shares of the Company’s capital stock until the Company’s IPO and, with respect to awards of restricted stock (including any awards received in respect of any early exercised options) granted after the date hereof, shall have the right to repurchase unvested shares of restricted stock at cost upon termination of employment of a holder of restricted stock.

5.4. Qualified Small Business Stock. The Company shall use commercially reasonable efforts to cause the shares of Series B Preferred Stock and Series C Preferred Stock, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors of the Company determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue

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Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder. In addition, within twenty (20) business days after any Investor’s written request therefor, the Company shall, at its option, either (i) deliver to such Investor a written statement indicating whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code or (ii) deliver to such Investor such factual information in the Company’s possession as is reasonably necessary to enable such Investor to determine whether (and what portion of) such Investor’s interest in the Company constitutes “qualified small business stock” as defined in Section 1202(c) of the Code.

5.5. Board Matters. Unless otherwise determined by the vote of a majority of the directors then in office, the Board of Directors shall meet at least quarterly in accordance with an agreed-upon schedule. The Company shall reimburse the nonemployee directors for all reasonable out-of-pocket travel expenses incurred (consistent with the Company’s travel policy) in connection with attending meetings of the Board of Directors. The Company shall cause to be established, as soon as practicable after such request, and will maintain, an audit and compensation committee, each of which shall include at least one Preferred Director. Each Preferred Director shall be entitled in such person’s discretion to be a member of any Board committee or subcommittee.

5.6. Successor Indemnification. If the Company or any of its successors or assignees consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, then to the extent necessary, proper provision shall be made so that the successors and assignees of the Company assume the obligations of the Company with respect to indemnification of members of the Board of Directors as in effect immediately before such transaction, whether such obligations are contained in the Company’s Bylaws, its Certificate of Incorporation, or elsewhere, as the case may be.

5.7. Termination of Covenants. The covenants set forth in this Section 5, except for Subsection 5.6, shall terminate and be of no further force or effect (i) immediately before the consummation of the IPO, (ii) when the Company first becomes subject to the periodic reporting requirements of Section 12(g) or 15(d) of the Exchange Act, or (iii) upon a Deemed Liquidation Event, as such term is defined in the Company’s Certificate of Incorporation, whichever event occurs first.

6. Miscellaneous.

6.1. Successors and Assigns. The rights under this Agreement may be assigned (but only with all related obligations) by a Holder to a transferee of Registrable Securities that (a) is an Affiliate of a Holder; (b) is a Holder’s Immediate Family Member or trust for the benefit of an individual Holder or one or more of such Holder’s Immediate Family Members; or (c) after such transfer, holds at least twenty-five percent (25%) of the shares of Registrable Securities originally purchased by such Holder (subject to appropriate adjustment for stock splits, stock dividends, combinations, and other recapitalizations); provided, however, that (x) such transfer is in compliance with the Right of First Refusal Agreement, if still in effect; (y) the Company is, within a reasonable time after such transfer, furnished with written notice of the

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name and address of such transferee and the Registrable Securities with respect to which such rights are being transferred; and (z) such transferee agrees in a written instrument delivered to the Company to be bound by and subject to the terms and conditions of this Agreement, including the provisions of Subsection 2.11. For the purposes of determining the number of shares of Registrable Securities held by a transferee, the holdings of a transferee (1) that is an Affiliate or stockholder of a Holder; (2) who is a Holder’s Immediate Family Member; or (3) that is a trust for the benefit of an individual Holder or such Holder’s Immediate Family Member shall be aggregated together and with those of the transferring Holder; provided further that all transferees who would not qualify individually for assignment of rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices, or taking any action under this Agreement. The terms and conditions of this Agreement inure to the benefit of and are binding upon the respective successors and permitted assignees of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and permitted assignees any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided herein.

6.2. Governing Law. This Agreement shall be governed by, and construed in accordance with, the General Corporation Law of the State of Delaware as to matters within the scope thereof, and as to all other matters shall be governed by, and construed in accordance with, the internal laws of the Commonwealth of Massachusetts, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.

6.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.4. Titles and Subtitles. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

6.5. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (a) personal delivery to the party to be notified; (b) when sent, if sent by electronic mail or facsimile during the recipient’s normal business hours, and if not sent during normal business hours, then on the recipient’s next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) business day after the business day of deposit with a nationally recognized overnight courier, freight prepaid, specifying next-day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their addresses as set forth on Schedule A hereto, or to the principal office of the Company at 190 Everett Avenue, Chelsea, Massachusetts 02150 and to the attention of the Chief Executive Officer, in the case of the Company, or to such email address, facsimile number, or address as subsequently modified by written notice given in accordance with this Subsection 6.5. If notice is given to the Company, a copy shall also be sent to Ropes & Gray LLP, Prudential Tower, 800 Boylston Street, Boston, MA 02199-3600, Attn: Marc A. Rubenstein, if notice is given to Longitude Venture Partners,

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L.P., a copy shall also be given to Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, Attn: Brian J. Cuneo, if notice is given to Bay City Capital Fund V, L.P. or Bay City Capital Fund V Co-Investment Fund, L.P., a copy shall also be given to Cooley LLP, 101 California Street, 5th Floor, San Francisco, California, CA 94111, Attn: David Peinsipp, if notice is given to Hawkes Bay Master Investors (Cayman) LP, Salthill Investors (Bermuda) L.P., Salthill Partners, L.P., North River Partners, L.P. or North River Investors (Bermuda) L.P., a copy shall also be given to Greenberg Traurig, LLP, One International Place, Boston, MA 02110, Attn: Bradley Jacobson, and if notice is given to Sofinnova Venture Partners VIII, L.P., a copy (which shall not constitute notice) shall also be given to O’Melveny & Myers LLP, 2765 Sand Hill Road, Menlo Park, CA 94025, Attn: Brian E. Covotta.

6.6. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding; provided that the Company may in its sole discretion waive compliance with Subsection 2.12(c) (and the Company’s failure to object promptly in writing after notification of a proposed assignment allegedly in violation of Subsection 2.12(c) shall be deemed to be a waiver); and provided further that any provision hereof may be waived by any waiving party on such party’s own behalf, without the consent of any other party. Notwithstanding the foregoing, (a) Section 3.4 may not be amended or waived without the written consent of the Investors for which Wellington acts as investment advisor and (b) this Agreement may not be amended or terminated and the observance of any term hereof may not be waived with respect to any Investor without the written consent of such Investor, unless such amendment, termination, or waiver applies to all Investors in the same fashion (it being agreed that a waiver of the provisions of Section 4 with respect to a particular transaction shall be deemed to apply to all Investors in the same fashion if such waiver does so by its terms, notwithstanding the fact that certain Investors may nonetheless, by agreement with the Company, purchase securities in such transaction). The Company shall give prompt notice of any amendment or termination hereof or waiver hereunder to any party hereto that did not consent in writing to such amendment, termination, or waiver. Any amendment, termination, or waiver effected in accordance with this Subsection 6.6 shall be binding on all parties hereto, regardless of whether any such party has consented thereto. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.7. Severability. In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

6.8. Aggregation of Stock. All shares of Registrable Securities held or acquired by Affiliates shall be aggregated together for the purpose of determining the availability of any rights under this Agreement and such Affiliated persons may apportion such rights as among themselves in any manner they deem appropriate.

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6.9. Entire Agreement. Upon the effectiveness of this Agreement, the Prior Agreement shall be deemed amended and restated and superseded and replaced in its entirety by this Agreement, and shall be of no further force or effect. This Agreement (including any Schedules and Exhibits hereto) constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.

6.10. Delays or Omissions. No delay or omission to exercise any right, power, or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power, or remedy of such nonbreaching or nondefaulting party, nor shall it be construed to be a waiver of or acquiescence to any such breach or default, or to any similar breach or default thereafter occurring, nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. All remedies, whether under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

6.11. Acknowledgment. The Company acknowledges that the Investors are in the business of venture capital investing and therefore review the business plans and related proprietary information of many enterprises, including enterprises which may have products or services which compete directly or indirectly with those of the Company. Nothing in this Agreement shall preclude or in any way restrict the Investors from investing or participating in any particular enterprise whether or not such enterprise has products or services which compete with those of the Company.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

COMPANY:

Civitas Therapeutics, Inc.

By:	/s/ Mark Iwicki
Name:	Mark Iwicki
Title:	President and Chief Executive Officer

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Alkermes, Inc.

By:	/s/ Michael Landine
Name:	Michael Landine
Title:	Senior Vice President

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Canaan VIII L.P.
By:	Canaan Partners VIII LLC

By:	/s/ Eric Young
Member/Manager

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Longitude Venture Partners, L.P.
a Delaware Limited Partnership
By:	Longitude Capital Partners, LLC
Its:	General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

Longitude Capital Associates, L.P. a Delaware Limited Partnership
By:	Longitude Capital Partners, LLC
Its:	General Partner

By:	/s/ Patrick Enright
Name:	Patrick Enright
Title:	Managing Member

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Fountain Healthcare Partners Fund 1, L.P. an Ireland limited partnership
By:	Fountain Healthcare Partners Ltd.
Its:	General Partner

By:	/s/ Manus Rogan
Name:	Manus Rogan
Title:	Managing Partner

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Bay City Capital Fund V, L.P.
By:	Bay City Capital Management V LLC, its General Partner
By:	Bay City Capital LLC, its Manager

By:	/s/ Fred Graves
Name:	Fred Graves
Title:	Manager & Managing Director

Bay City Capital Fund V Co-Investment Fund, L.P.
By:	Bay City Capital Management V LLC, its General Partner
By:	Bay City Capital LLC, its Manager

By:	/s/ Fred Graves
Name:	Fred Graves
Title:	Manager & Managing Director

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

RA Capital Healthcare Fund, LP

By:	/s/ Peter Kolchinsky

Name:	Peter Kolchinsky

Title:	Manager

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

North River Partners, L.P.

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Matthew N. Shea
Name:	Matthew N. Shea
Title:	Vice President and Counsel

North River Investors (Bermuda) L.P.

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Matthew N. Shea
Name:	Matthew N. Shea
Title:	Vice President and Counsel

Hawkes Bay Master Investors (Cayman) LP

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Matthew N. Shea
Name:	Matthew N. Shea
Title:	Vice President and Counsel

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

Salthill Investors (Bermuda) L.P.

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Matthew N. Shea
Name:	Matthew N. Shea
Title:	Vice President and Counsel

Salthill Partners, L.P.

By:	Wellington Management Company, LLP, as investment adviser

By:	/s/ Matthew N. Shea
Name:	Matthew N. Shea
Title:	Vice President and Counsel

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Adage Capital Partners, LP

By:	Adage Capital Partners, GP, LLC, its General Partner
By:	Adage Capital Advisors, LLC, its Managing Member

By:	/s/ Dan Lehan
Name:	Dan Lehan
Title:	Chief Operating Officer

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

PFM Healthcare Principals Fund, LP

By:	Partner Investment Management, LP as investment adviser

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	Chief Financial Officer

PFM Healthcare Master Fund, LP

By:	Partner Fund Management, LP as investment adviser

By:	/s/ Yuan DuBord
Name:	Yuan DuBord
Title:	Chief Financial Officer

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Sofinnova Venture Partners VIII, L.P.

By:	Sofinnova Management VIII, L.L.C. its General Partner

By:	/s/ James Healy
Name:	James Healy
Title:	Managing Member

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

OrbiMed Private Investments V, LP

By:	OrbiMed Capital GP V LLC,
its General Partner
By:	OrbiMed Advisors LLC,
its Managing Member

By:	/s/ Carl Gordon
Name:	Carl Gordon
Title:	Member

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

INVESTORS:

Rock Springs Capital Master Fund LP

By:	Rock Springs GP LLC
Its:	General Partner

By:	/s/ Graham McPhail
Name:	Graham McPhail
Title:	Member/Managing Director

SIGNATURE PAGE TO THE THIRD AMENDED AND RESTATED INVESTORS’

RIGHTS AGREEMENT

SCHEDULE A

Investors

Canaan VIII L.P.

c/o Canaan Partners VIII LLC

2765 Sand Hill Road

Menlo Park, CA 94025

Longitude Venture Partners, L.P.

c/o Longitude Capital Partners, LLC

800 El Camino Real, Suite 220

Menlo Park, CA 94025

Longitude Capital Associates, L.P.

c/o Longitude Capital Partners, LLC

800 El Camino Real, Suite 220

Menlo Park, CA 94025

Alkermes, Inc.

852 Winter Street

Waltham, MA 02451

Fountain Healthcare Partners Fund 1, L.P.

Guild House, 4th Floor,

Guild St., IFSC

Dublin 1,

Ireland

Fountain Healthcare Partners Fund 1, L.P.

Guild House, 4th Floor,

Guild St., IFSC

Dublin 1,

Ireland

Bay City Capital Fund V, L.P.

750 Battery Street

Suite 400

San Francisco, CA 94111

Bay City Capital Fund V Co-Investment Fund, L.P.

750 Battery Street

Suite 400

San Francisco, CA 94111

Hawkes Bay Master Investors (Cayman) LP

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Legal and Compliance Department

Salthill Investors (Bermuda) L.P.

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Legal and Compliance Department

Salthill Partners, L.P.

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Legal and Compliance Department

North River Partners, L.P.

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Legal and Compliance Department

North River Investors (Bermuda) L.P.

c/o Wellington Management Company, LLP

280 Congress Street

Boston, MA 02210

Attn: Legal and Compliance Department

Adage Capital Partners, LP

200 Clarendon Street, 52nd Floor

Boston, MA 02116

PFM Healthcare Principals Fund, LP

Four Embarcadero Center, Suite 3500

San Francisco, CA 94111

PFM Healthcare Master Fund, LP

Four Embarcadero Center, Suite 3500

San Francisco, CA 94111

Sofinnova Venture Partners VIII, L.P.

3000 Sand Hill Road, Bldg 4, Suite 250

Menlo Park, CA 94025

OrbiMed Private Investments V, LP

c/o OrbiMed Advisors, LLC

601 Lexington Avenue, 54th Floor

New York, NY 10022

Rock Springs Capital Master Fund LP

650 South Exeter Street, Suite 1070

Baltimore, MD 21202

EXHIBIT A

Form Of Nondisclosure and Proprietary Information Agreement

INVENTION, NON-DISCLOSURE, NON-COMPETITION

AND NON-SOLICITATION AGREEMENT

This Agreement (“Agreement”) is made by and between Civitas Therapeutics, Inc., a Delaware corporation (hereinafter referred to collectively with its subsidiaries as the “Company”), and (the “Employee”).

In consideration of the continued employment of the Employee by the Employee agree as follows:

1. Condition of Employment.

The Employee acknowledges that his/her employment and/or the continuance of that employment with the Company, the bonus or other monetary consideration that the Employee will receive at the commencement of his/her employment and/or in connection with entering into this Agreement, any options, restricted stock, restricted stock units and other stock-based awards granted at any time to the Employee by the Company, and the Company’s receipt of funding from the Investors are contingent upon his/her agreement to sign and adhere to the provisions of this Agreement. The Employee further acknowledges that his employment will require the Company share with him proprietary and confidential information of the Company and that the nature of the Company’s business is such that protection of its proprietary and confidential information is critical to the survival and success of the Company’s business. This Agreement is intended to protect the Company’s proprietary and confidential information and business without unreasonably restricting the Employee’s ability to work elsewhere if his/her employment with the Company ends. The Employee agrees to be bound by this Agreement in circumstances of both voluntary and involuntary termination of employment, and regardless of whether additional severance compensation is paid by the Company.

2. Proprietary and Confidential Information.

(a) The Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Employee will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of his/her duties as an employee of the Company) without written approval by an officer of the Company, either during or after his/her employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Employee. While employed by the Company, the Employee will use the Employee’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.

(b) The Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, diagrams, drawings, models, laboratory notebooks, program listings, computer equipment or devices, formulations, manufacturing equipment and layouts, methods, computer programs or other written, electronic, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Employee only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) termination of his/her employment. After such delivery, the Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs 2(a) and 2(b) above, and his/her obligation to return materials and tangible property, set forth in paragraph 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Employee in the course of the Company’s business.

(d) However, in the event that the Employee (i) is required, by court or administrative or regulatory order, or any governmental regulator with jurisdiction over the Employee, to disclose any portion of the Proprietary Information or (ii) is asked to or seeks to enter into evidence or otherwise voluntarily disclose in any administrative, judicial, quasi-judicial or arbitral proceeding, any portion of the Proprietary Information, the Employee shall provide the Company with prompt written notice of any such request or requirement prior to the disclosure of Proprietary Information, so the Company may, at the Company’s expense, seek a protective order or other appropriate remedy to prohibit or to limit such disclosure. If, in the absence of a protective order, the Employee is nonetheless compelled to disclose any Proprietary Information, the Employee shall as soon as practicable thereafter advise the Company of the Proprietary Information so disclosed and the persons to whom it was so disclosed, and thereafter, may disclose only such portions of the Proprietary Information that are legally required to be disclosed.

3. Developments.

(a) The Employee will make full and prompt disclosure to the Company of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, designs, layouts, diagrams, prototypes, formulations, equipment, articles of manufacture, compositions of matter, software, and works of authorship, whether patentable or not, (i) which have been created, made, conceived or reduced to practice by the Employee or under his/her direction or jointly with others prior to the date hereof and which relate directly or indirectly to the Company’s proposed business, products or research and development, (ii) which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her employment by the Company, whether or not during normal working hours or on the premises of the Company, or (iii) which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others using the Company’s tools, devices, equipment or Proprietary Information (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Employee agrees to assign and does hereby assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications and other intellectual property rights therein. However, this paragraph 3(b) shall not apply to Developments (described in clauses 3(a)(ii) and 3(a)(iii) above) which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Employee outside of normal working hours, off of the Company’s premises and without using the Company’s tools, devices, equipment or Proprietary Information. The Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an employee agreement to assign certain classes of inventions made by an employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Employee also hereby waives all claims to moral rights in any Developments.

(c) All Developments related to any patent, copyright, trade secret, or other intellectual property rights, and related to or useful in the Company’s business, worked on by the Employee while the Employee is employed by the Company and for a period of one year after the termination or cessation of such employment for any reason shall be presumed to have been created, made, conceived or reduced to practice during the Employee’s employment with the Company and shall therefore be deemed a Development; provided however that the Employee may overcome the presumption with respect to the period of one year after the termination or cessation of employment by proving that such creation, making, conception or reduction to practice occurred only following termination of his or her employment with the Company and without the use of the Company’s tools, devices, equipment or Proprietary Information.

(d) The Employee agrees to cooperate fully with the Company, both during and after his/her employment with the Company, at the Company’s expense, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

4. Non-Competition and Non-Solicitation. While the Employee is employed by the Company and for a period of one year after the termination or cessation of such employment for any reason, the Employee will not directly or indirectly:

(a) Engage or assist others in engaging in any Competing Organization (whether as owner, partner, officer, director, employee, consultant, investor, lender or otherwise, except as the holder of not more than 1% of the outstanding stock of a publicly-held company). The term “Competing Organization” means any person, entity or organization engaged in, or about to become engaged in, research on or the acquisition, development, production, distribution, marketing, or providing of a product, process or service that competes or is reasonably expected to compete with a material product, process or service of the Company or being developed by the Company, but specifically excludes pulmonary delivery therapies utilized in products, processes or services not substantially similar to those produced, marketed, distributed or developed by the Company. However, this paragraph 4(a) shall not preclude the

Employee from becoming an employee of, consultant to, or from otherwise providing services to, a separate division or operating unit of a multi-divisional business or enterprise (a “Division”) if (i) the Division by which the Employee is employed or engaged, or to which the Employee provides services, is not (if treated by itself as an independent entity) a Competing Organization, and (ii) the Employee does not provide services, directly or indirectly, to any other division or operating unit of such multi-divisional business or enterprise that is a Competing Organization (if treated by itself as an independent entity).

(b) Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company that were contacted, solicited, or served by the Employee directly or the Company during the 12-month period prior to the termination or cessation of the Employee’s employment with the Company; or

(c) Either alone or in association with others (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her employment or other engagement with the Company, or (ii) solicit or attempt to solicit any person who was employed or otherwise engaged by the Company at any time during the term of the Employee’s employment with the Company; provided, that this clause (ii) shall not apply to the solicitation of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer or who was terminated by the Company involuntarily. However, this paragraph 4(c) shall not apply to (I) general advertising or solicitation not specifically targeted at the Company, its employees or independent contractors, (II) the Employee serving as a reference, upon request, for any employee or independent contractor of the Company, and (III) actions taken by any person or entity with which the Employee is associated if the Employee is not personally involved in any manner in the hiring, recruitment, solicitation or engagement of any such individual (including but not limited to identifying any such individual for hiring, recruitment, solicitation or engagement).

5. Other Agreements.

The Employee represents that, except as the Employee has disclosed in writing to the Company, the Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as an employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party to which the Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

6. United States Government Obligations.

The Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Employee agrees to be bound by all such obligations and restrictions that are made known to the Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

7. Miscellaneous.

(a) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Employee to be reasonable for such purpose. The Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage that is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Employee acknowledges and represents that this agreement and the Employee’s employment with the Company will not violate any continuing obligation the Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Employee’s continuing obligations to the Company hereunder.

(d) No Employment Contract and No License. The Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her employment for any period of time and does not change the at-will nature of his/her employment. The Employee further acknowledges that no license to any of the Company’s trademarks, patents, copyrights or other proprietary rights is either granted or implied by the Employee’s access to and utilization of the Proprietary Information or Developments.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Employee are personal and shall not be assigned by him or her. The Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) Interpretation. If any restriction set forth in Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(g) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(h) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Employee each consents to the jurisdiction of such a court. The Company and the Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(j) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Employee and the Company. The Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(k) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(l) Application in California. While the Employee is employed by the Company in California, and following the termination or cessation of such employment if the Employee is employed by the Company in California at the time of such termination or cessation, (i) the post-employment aspects of paragraph 3(c) and paragraph 4(a) shall be disregarded, and shall not apply to the Employee, and (ii) the post-employment aspects of paragraph 4(b) shall be disregarded, and shall not apply to the Employee, provided however that the Employee shall not directly or indirectly use Proprietary Information to engage in activities described in paragraph 4(b).

THE EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

CIVITAS THERAPEUTICS, INC.

Date:	By:

(print name and title)

Name

Date:

TEMPORARY EMPLOYEE

INVENTION AND NON-DISCLOSURE AGREEMENT

This Agreement (“Agreement”) is made as of the last date of signature below by and between Civitas Therapeutics, Inc., a Delaware corporation (the “Company”), and                      (the “Temporary Employee”).

In consideration of the temporary employment of the Temporary Employee by the Company, the Company and the Temporary Employee agree as follows:

8. Condition of Temporary Employment.

The Temporary Employee acknowledges that his/her temporary employment with the Company will require that Company share with him/her proprietary or confidential information of the Company and that the nature of the Company’s business is such that protection of its proprietary or confidential information is critical to the survival and success of the Company’s business. This Agreement is intended to protect the Company’s proprietary or confidential information and business without unreasonably restricting the Temporary Employee’s ability to work elsewhere when his/her temporary employment with the Company ends. The Temporary Employee agrees to be bound by this Agreement in circumstances of both voluntary and involuntary termination of temporary employment.

9. Proprietary and Confidential Information.

(a) The Temporary Employee agrees that all information and know-how, whether or not in writing, of a private, secret or confidential nature concerning the Company’s business or financial affairs (collectively, “Proprietary Information”) is and shall be the exclusive property of the Company. By way of illustration, but not limitation, Proprietary Information may include discoveries, inventions, products, product improvements, product enhancements, processes, methods, techniques, formulas, compositions, compounds, negotiation strategies and positions, projects, developments, plans (including business and marketing plans), research data, clinical data, financial data (including sales costs, profits, pricing methods), personnel data, computer programs (including software used pursuant to a license agreement), customer, prospect and supplier lists, and contacts at or knowledge of customers or prospective customers of the Company. The Temporary Employee will not disclose any Proprietary Information to any person or entity other than employees or independent contractors of the Company or use the same for any purposes (other than in the performance of his/her duties as an Temporary Employee of the Company) without written approval by an officer of the Company, either during or after his/her temporary employment with the Company, unless and until such Proprietary Information has become public knowledge without fault by the Temporary Employee. While employed by the Company, the Temporary Employee will use the Temporary Employee’s best efforts to prevent unauthorized publication or disclosure of any of the Company’s Proprietary Information.

(b) The Temporary Employee agrees that all files, documents, letters, memoranda, reports, records, data, sketches, diagrams, drawings, models, laboratory notebooks,

program listings, computer equipment or devices, formulations, manufacturing equipment and layouts, methods, computer programs or other written, electronic, photographic, or other tangible or intangible material containing Proprietary Information, whether created by the Temporary Employee or others, which shall come into his/her custody or possession, shall be and are the exclusive property of the Company to be used by the Temporary Employee only in the performance of his/her duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Temporary Employee shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) cessation or termination of his/her temporary employment. After such delivery, the Temporary Employee shall not retain any such materials or copies thereof or any such tangible property.

(c) The Temporary Employee agrees that his/her obligation not to disclose or to use information and materials of the types set forth in paragraphs 2(a) and 2(b) above, and his/her obligation to return materials and tangible property, set forth in paragraph 2(b) above, also extends to such types of information, materials and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Temporary Employee in the course of the Company’s business.

(d) However, in the event that the Temporary Employee (i) is required, by court or administrative or regulatory order, or any governmental regulator with jurisdiction over the Temporary Employee, to disclose any portion of the Proprietary Information or (ii) is asked to or seeks to enter into evidence or otherwise voluntarily disclose in any administrative, judicial, quasi-judicial or arbitral proceeding, any portion of the Proprietary Information, the Temporary Employee shall provide the Company with prompt written notice of any such request or requirement prior to the disclosure of Proprietary Information, so the Company may, at the Company’s expense, seek a protective order or other appropriate remedy to prohibit or to limit such disclosure. If, in the absence of a protective order, the Temporary Employee is nonetheless compelled to disclose any Proprietary Information, the Temporary Employee shall as soon as practicable thereafter advise the Company of the Proprietary Information so disclosed and the persons to whom it was so disclosed, and thereafter, may disclose only such portions of the Proprietary Information that are legally required to be disclosed.

10. Developments.

(a) The Temporary Employee will make full and prompt disclosure to the Company of all discoveries, inventions, improvements, enhancements, processes, methods, techniques, developments, designs, layouts, diagrams, prototypes, formulations, equipment, articles of manufacture, compositions of matter, software, and works of authorship, whether patentable or not, (i) which have been created, made, conceived or reduced to practice by the Temporary Employee or under his/her direction or jointly with others prior to the date hereof and which relate directly or indirectly to the Company’s proposed business, products or research and development, (ii) which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others during his/her temporary employment by the Company, whether or not during normal working hours or on the premises of the Company, or (iii) which are created, made, conceived or reduced to practice by him/her or under his/her direction or jointly with others using the Company’s tools, devices, equipment or Proprietary Information (all of which are collectively referred to in this Agreement as “Developments”).

(b) The Temporary Employee will assign and does assign to the Company (or any person or entity designated by the Company) all his/her right, title and interest in and to all Developments and all related patents, patent applications, copyrights and copyright applications and other intellectual property rights therein. However, this paragraph 3(b) shall not apply to Developments (described in clauses 3(a)(ii) and 3(a)(iii) above) which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Development is created, made, conceived or reduced to practice and which are made and conceived by the Temporary Employee outside of normal working hours, off of the Company’s premises and without using the Company’s tools, devices, equipment or Proprietary Information. The Temporary Employee understands that, to the extent this Agreement shall be construed in accordance with the laws of any state which precludes a requirement in an Temporary Employee agreement to assign certain classes of inventions made by an Temporary Employee, this paragraph 3(b) shall be interpreted not to apply to any invention which a court rules and/or the Company agrees falls within such classes. The Temporary Employee also hereby waives all claims to moral rights in any Developments.

(c) All Developments related to any patent, copyright, trade secret, or other intellectual property rights, and related to or useful in the Company’s business, worked on by the Temporary Employee while the Temporary Employee is employed by the Company and for a period of one year after the termination or cessation of such temporary employment for any reason shall be presumed to have been created, made, conceived or reduced to practice during the Temporary Employee’s temporary employment with the Company and shall therefore be deemed a Development; provided however that the Temporary Employee may overcome the presumption with respect to the period of one year after the termination or cessation of temporary employment by proving that such creation, making, conception or reduction to practice occurred only following termination of his or her temporary employment with the Company and without the use of the Company’s tools, devices, equipment or Proprietary Information.

(d) The Temporary Employee agrees to cooperate fully with the Company, both during and after his/her temporary employment with the Company, at the Company’s expense, with respect to the procurement, maintenance and enforcement of copyrights, patents and other intellectual property rights (both in the United States and foreign countries) relating to Developments. The Temporary Employee shall sign all papers, including, without limitation, copyright applications, patent applications, declarations, oaths, formal assignments, assignments of priority rights, and powers of attorney, which the Company may deem necessary or desirable in order to protect its rights and interests in any Development.

11. Non-Solicitation. While the Temporary Employee is employed by the Company and for a period of one year after the termination or cessation of such temporary employment for any reason, the Temporary Employee will not directly or indirectly:

(a) Either alone or in association with others, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any of the clients, customers, or business partners of the Company that were contacted, solicited, or served by the Temporary Employee directly or the Company during the 6-month period prior to the termination or cessation of the Temporary Employee’s temporary employment with the Company.

(b) Either alone or in association with others (i) solicit, induce or attempt to induce, any employee or independent contractor of the Company to terminate his or her temporary employment or other engagement with the Company, or (ii) solicit or attempt to solicit any person who was employed or otherwise engaged by the Company at any time during the term of the Temporary Employee’s temporary employment with the Company; provided, that this clause (ii) shall not apply to the solicitation of any individual whose employment or other engagement with the Company has been terminated for a period of six months or longer or who was terminated by the Company involuntarily. However, this paragraph 4(c) shall not apply to (I) general advertising or solicitation not specifically targeted at the Company, its employees or independent contractors, (II) the Temporary Employee serving as a reference, upon request, for any employee or independent contractor of the Company, and (III) actions taken by any person or entity with which the Temporary Employee is associated if the Temporary Employee is not personally involved in any manner in the hiring, recruitment, solicitation or engagement of any such individual (including but not limited to identifying any such individual for hiring, recruitment, solicitation or engagement).

12. Other Agreements.

The Temporary Employee represents that, except as the Temporary Employee has disclosed in writing to the Company, the Temporary Employee is not bound by the terms of any agreement with any previous employer or other party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of his/her temporary employment with the Company, to refrain from competing, directly or indirectly, with the business of such previous employer or any other party or to refrain from soliciting employees, customers or suppliers of such previous employer or other party. The Temporary Employee further represents that his/her performance of all the terms of this Agreement and the performance of his/her duties as a temporary employee of the Company do not and will not conflict with or breach any agreement with any prior employer or other party to which the Temporary Employee is a party (including without limitation any nondisclosure or non-competition agreement), and that the Temporary Employee will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any previous employer or others.

13. United States Government Obligations.

The Temporary Employee acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, which impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Temporary Employee agrees to be bound by all such obligations and restrictions that are made known to the Temporary Employee and to take all action necessary to discharge the obligations of the Company under such agreements.

14. Miscellaneous.

(a) Equitable Remedies. The restrictions contained in this Agreement are necessary for the protection of the business and goodwill of the Company and are considered by the Temporary Employee to be reasonable for such purpose. The Temporary Employee agrees that any breach of this Agreement is likely to cause the Company substantial and irrevocable damage that is difficult to measure. Therefore, in the event of any such breach or threatened breach, the Temporary Employee agrees that the Company, in addition to such other remedies which may be available, shall have the right to obtain an injunction from a court restraining such a breach or threatened breach and the right to specific performance of the provisions of this Agreement and the Temporary Employee hereby waives the adequacy of a remedy at law as a defense to such relief.

(b) Obligations to Third Parties. The Temporary Employee acknowledges and represents that this Agreement and the Temporary Employee’s temporary employment with the Company will not violate any continuing obligation the Temporary Employee has to any former employer or other third party.

(c) Disclosure of this Agreement. The Temporary Employee hereby authorizes the Company to notify others, including but not limited to customers of the Company and any of the Temporary Employee’s future employers or prospective business associates, of the terms and existence of this Agreement and the Temporary Employee’s continuing obligations to the Company hereunder.

(d) No Employment Contract and No License. The Temporary Employee acknowledges that this Agreement does not constitute a contract of employment, does not imply that the Company will continue his/her temporary employment for any period of time and does not change the at-will nature of his/her temporary employment. The Temporary Employee further acknowledges that no license to any of the Company’s trademarks, patents, copyrights or other proprietary rights is either granted or implied by the Temporary Employee’s access to and utilization of the Proprietary Information or Developments.

(e) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to the Company’s assets or business, provided, however, that the obligations of the Temporary Employee are personal and shall not be assigned by him or her. The Temporary Employee expressly consents to be bound by the provisions of this Agreement for the benefit of the Company or any subsidiary or affiliate thereof to whose employ the Temporary Employee may be transferred without the necessity that this Agreement be re-signed at the time of such transfer.

(f) Interpretation. If any restriction set forth in Section 4 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

(g) Severability. In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

(h) Waivers. No delay or omission by the Company in exercising any right under this Agreement will operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion is effective only in that instance and will not be construed as a bar to or waiver of any right on any other occasion.

(i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts (without reference to the conflicts of laws provisions thereof). Any action, suit, or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement shall be commenced only in a court of the Commonwealth of Massachusetts (or, if appropriate, a federal court located within Massachusetts), and the Company and the Temporary Employee each consents to the jurisdiction of such a court. The Company and the Temporary Employee each hereby irrevocably waive any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

(j) Entire Agreement; Amendment. This Agreement supersedes all prior agreements, written or oral, between the Temporary Employee and the Company relating to the subject matter of this Agreement. This Agreement may not be modified, changed or discharged in whole or in part, except by an agreement in writing signed by the Temporary Employee and the Company. The Temporary Employee agrees that any change or changes in his/her duties, salary or compensation after the signing of this Agreement shall not affect the validity or scope of this Agreement.

(k) Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

THE TEMPORARY EMPLOYEE ACKNOWLEDGES THAT HE/SHE HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

TEMPORARY EMPLOYEE	CIVITAS THERAPEUTICS, INC.

By:

Date:		(print name and title)

Date: